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                              EMPLOYMENT AGREEMENT

AGREEMENT (this "Agreement"), made and entered into as of the first day of March, 1993, by and between PRIME HOSPITALITY CORP. ("Corporation"), and JOHN STETZ, residing at 76 Heller Way, Upper Montclair, New Jersey 07043 ("Associate").

                              W I T N E S S E T H:

In consideration of the mutual covenants and obligations hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

         1. Subject to the terms and conditions contained in this Agreement, Corporation employs Associate and Associate agrees to serve Corporation for a one year term beginning on the date hereof, and ending on the date which is one year after the date of this Agreement.

         2. So long as this Agreement shall continue in effect, Associate shall devote all of Associate's business time and energies to the business and affairs of the Corporation; use Associate's best efforts skills, and abilities to promote the Corporation's business and interests, and perform such duties as may be assigned to Associate by the President of Corporation, or such other person as the President of the Corporation may designate.

         3. It is understood and agreed that the Associate's position shall be Vice President-Development of the Corporation and his primary responsibilities shall be the marketing, promoting and negotiating of commercial management agreements with hotel owners, including life insurance companies, other financial institutions and private owners; and the planning and growth of the Wellesley Inn and AmeriSuites hotel chains, including site selection and conversion of hotel properties. Associate shall have such reasonable authority as shall be required to enable Associate to discharge such duties in an efficient manner, provided, however, Associate agrees that the Board of Directors and President of the Corporation may place restrictions on such authority in order that Associate may not bind the Corporation without the prior consent and approval of certain officers of the Corporation. Prior to the execution of any contract (written or oral), Associate agrees that all contracts which will bind the Corporation must be reviewed by and receive the approval of the President of the Corporation.





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         4.      The Corporation will pay Associate on a weekly basis for all services to be rendered at an annual salary of ONE HUNDRED FIFTEEN THOUSAND AND NO/100 ($115,000.00) DOLLARS, less any and all applicable taxes and withholdings. In addition, Associate shall receive a commission of ten (10%) per cent of the first year base management fee (capped at $20,000) for each management agreement completely executed. The commission shall be due and payable to Associate upon the receipt of management fees by the Corporation.

         5. Associate shall be entitled to all benefits and insurance normally given to or received by all employees of Corporation (subject to change) and shall receive the use of a company car approved by the President of Corporation.

         6. Corporation shall pay or reimburse Associate for all reasonable and necessary expenses incurred by Associate in connection with the performance of services under this Agreement. All such expenses shall be approved in writing prior to payment by Associate's immediate superior, who shall have the sole power to determine whether or not said expenses were reasonable and necessary.

         7. During the term of this Agreement and in the event that Associate resigns or departs from the employ of the Corporation, with or without the approval of the Board of Directors, or is discharged for cause, Associate shall for a period of twelve (12) months after such resignation, discharge or departure, keep confidential any and all information obtained by Associate in the course of Associate's employment about Corporation and its affiliates and their respective business.

         8. This Agreement shall terminate if Associate shall die or become so disabled that the President of the Corporation shall determine that Associate is unable to perform the functions for which Associate has been hired.

                 The President of the Corporation may dismiss the Associate at any time for cause and this Agreement shall terminate. The term "cause" shall mean disloyalty, dishonesty or illegal conduct, neglect by Associate of Associate's duties hereunder, willful misconduct of Associate in connection with the performance of Associate's duties, or in the event the Associate shall violate any of the material terms contained in the Corporation's Handbook for Prime Associates. In the





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                 event the President determines to dismiss Associate for cause,
                 Associate agrees that this Agreement shall terminate and Associate shall be removed from all positions held by Associate with the Corporation effective upon the delivery of notice of such determination to Associate.

                 Associate further agrees that the President of the Corporation may dismiss Associate at any time, without cause and this Agreement shall terminate; however, in such event Associate shall be paid an amount equal to the remaining amount of any unpaid Associate's then current annual salary in a lump sum, less applicable taxes and withholdings.

         9. This Agreement contains the entire agreement of the parties relating to the subject matter hereof and the parties hereto have made no agreements, representations or warranties relating to the subject matter of this Agreement which are not set forth herein. No modification of this Agreement shall be valid unless made in writing and signed by the parties hereto.

         10. The waiver or breach of any term or condition of this Agreement shall not be deemed to constitute a waiver or breach of any other term or condition.

         11. This Agreement shall be construed in accordance with the laws of the State of New Jersey.

         12. This Agreement shall extend to and be binding upon Associate, his executors, administrators, legal representatives, heirs and distributees, and Corporation, its successors and assigns.

IN WITNESS WHEREOF, the Corporation has caused this Agreement to be executed by its duly authorized officers and the Associate has hereunto set his hand and seal all as of the day and year first above written.
                                                  PRIME HOSPITALITY CORP.



                                               By:
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                                                  David A. Simon, President



                                                  ------------------------------
                                                  John Stetz